Exhibit 99(h)(3)

     Amendment to the Sub-Administration Agreements between JP Morgan Chase Bank, N.A. (“JP Morgan”) and Morgan Stanley Investment Management Inc. ("MSIM") listed on Appendix A hereto

          WHEREAS, MSIM serves as the administrator to certain registered investment companies and has retained JP Morgan as sub-administrator to perform certain transfer agency, fund accounting and administration services to such registered investment companies pursuant to the Sub-Administration Agreements listed on Appendix A (the "Sub-Administration Agreements");

          WHEREAS, MSIM wishes to perform the transfer agency services set forth in the Sub-Administration Agreements but continue to retain JP Morgan to perform the fund accounting and administration services set forth therein;

          NOW, THEREFORE, in consideration of the promises contained herein, the parties hereto agree as follows:

1.	Section 4(a)(iii) of each Sub-Administration Agreement and Schedule D thereto are hereby deleted in their entirety as of the effective date specified on Appendix A.

          IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

Attest:	/s/ Edward J. Meehan	By:	/s/ Ronald E. Robison
Name: Ronald E. Robison
Title: Managing Director

JP MORGAN CHASE BANK, N.A.

Attest:	/s/ Helen Robichaud	By:	/s/ Mark K. Kucera
Name: Mark K. Kucera
Title: Vice President

APPENDIX A

Agreement	Effective Date

Mutual Fund Sub-Agreement dated as of September 16, 1996	June 9, 2008
with respect to The Universal Institutional Funds, Inc.
(with MSIM)

Mutual Funds Sub-Administration Agreement dated as	June 9, 2008
of September 16, 1996 with respect to The Universal
Institutional Funds, Inc. (with Miller Anderson & Sherrard, LLP and assumed by MSIM)

Mutual Funds Sub-Administration Agreement dated as of	August 18, 2008
October 23, 2003 with respect to Morgan Stanley Institutional
Liquidity funds